UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 31, 2013

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 5, 2013, Qualys, Inc. (“Qualys”) issued a press release announcing its financial results for the quarter ended June 30, 2013. In the press release, Qualys also announced that it would be holding a conference call on August 5, 2013 to discuss its financial results for the quarter ended June 30, 2013. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Resignation

On July 31, 2013, Yves B. Sisteron resigned from the Board of Directors (the “Board”) of Qualys effective immediately. Mr. Sisteron’s resignation is not the result of any disagreement with Qualys relating to Qualys’ operations, policies or practices. The Board has appointed General Peter Pace, one of Qualys’ current directors, to replace Mr. Sisteron on Qualys’ audit committee.

(d) Appointment of New Director

On August 1, 2013, the Board appointed Kristi M. Rogers to serve as a member of the Board, effective immediately. Ms. Rogers will serve in the class of directors whose term expires at the Annual Meeting of Stockholders to be held in 2016. In addition, Ms. Rogers was appointed as a member of the nominating and governance committee of the Board, effective immediately.

Ms. Rogers has served as a Managing Director of Government Affairs and Public Policy of Manatt, Phelps & Phillips LLP since February 2013. From July 2006 to January 2008, Ms. Rogers served as Executive Vice President of Aegis LLC, a provider of security and support services to the U.S. government. From January 2008 to June 2009, Ms. Rogers served as President of Aegis LLC and from July 2009 to November 2011, Ms. Rogers served as Chief Executive Officer and President of Aegis LLC. Ms. Rogers has also served on the board of directors of several private companies. Ms. Rogers holds a Bachelor of Science degree in Political Science from Michigan State University.

In connection with her appointment to the Board on August 1, 2013, and in accordance with Qualys’ compensation program for non-employee directors, Ms. Rogers was granted an option to purchase 21,000 shares of common stock. The shares subject to the grant will vest over three years on a monthly basis, subject to continued service as a director through each vesting date. In the event of a “change in control” (as defined in Qualys’ 2012 Equity Incentive Plan (the “2012 Plan”)), all shares subject to the grant would become fully vested and immediately exercisable. The grant is subject to the terms and conditions of the 2012 Plan and the related stock option agreement. In addition, Qualys expects to grant an option to purchase 12,000 shares of common stock to Ms. Rogers on the date of each annual meeting of stockholders, in each case based on continuing service as a director. Each annual grant is expected to vest over one year on a monthly basis. Qualys will also reimburse Ms. Rogers for all reasonable expenses in connection with her services to Qualys.

In addition, Ms. Rogers has executed Qualys’ standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.10 to Qualys’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 10, 2012.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Qualys, Inc. dated August 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot
Chairman, President and Chief Executive Officer

Date: August 5, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Qualys, Inc. dated August 5, 2013.

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